Exhibit 10.2

SECOND AMENDMENT TO

SECURITIES PURCHASE AGREEMENT AND DEBENTURES

This Second Amendment to Securities Purchase Agreement and Debentures (this “Amendment”) is dated as of August 16, 2012.

WHEREAS, the parties hereto entered into a Securities Purchase Agreement dated as of May 19, 2011 (the “Agreement”) between Visualant, Incorporated, a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”); and

WHEREAS, pursuant to the Agreement, the Company issued certain Debentures (as such term is defined in the Agreement) to each Purchaser as follows: (a) 10% Convertible Debenture in the principal amount of USD $900,000 issued on May 19, 2011 to Gemini Master Fund, Ltd.; and (b) 10% Convertible Debenture in the principal amount of USD $300,000 issued on May 19, 2011 to Ascendiant Capital Partners LLC; and

WHEREAS, the Company and each of the Purchasers entered into the First Amendment to the Securities Purchase Agreement and Debentures dated as of March 12, 2012; and

WHEREAS, the Company and each of the Purchasers have agreed to extend the Maturity Date of the Debentures to September 30, 2013, among other things;

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

1.	Extension of Maturity Date of Debentures.

The Maturity Date, as such term is defined in the Debentures, of each Debenture issued to the Purchasers is hereby extended from May 1, 2012 to September 30, 2013.

2.	Extension of Additional Investment Right and Participation Right.

The additional investment right is hereby extended to September 30, 2013, such that the words “On or prior to the date which is one year following the Closing Date,” in the first sentence of Section 2.4(a) of the Agreement shall be replaced with “On or prior to September 30, 2013”.   The Purchasers’ right to participate in Subsequent Financings is hereby extended to September 30, 2013, such that the words “until the date that is the 12 month anniversary of the Closing Date,” in the first sentence of Section 4.12(a) of the Agreement shall be replaced with “until September 30, 2013”.

3.	No Other Amendment.

Except as expressly and specifically amended hereby, all other terms, conditions and provisions of the Debentures and the Agreement shall remain unchanged and shall continue in full force and effect.

4.	Counterparts.

This Amendment may be executed in two or more counterparts, electronically or by facsimile, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

VISUALANT, INCORPORATED

By: /s/ Ronald P. Erickson Name: Ronald P. Erickson Title: Chief Executive Officer

Name of Purchaser:	GEMINI MASTER FUND, LTD. By: GEMINI STRATEGIES LLC, INC. as investment manager

Signature of Authorized Signatory of Purchaser: /s/ Steven Winters

Name of Authorized Signatory: Steven Winters

Title of Authorized Signatory: President

Name of Purchaser:	ASCENDIANT CAPITAL PARTNERS LLC

Signature of Authorized Signatory of Purchaser: /s/ Bradley J. Wilhite

Name of Authorized Signatory:  Bradley J. Wilhite

Title of Authorized Signatory:  Managing Partner